BRADLEY PHARMACEUTICALS, INC.
                             CONDENSED CONSOLIDATED
                            STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                        Nine Months Ended
                                                           September 30,
                                                    -------------------------
                                                        2000          1999
                                                    -----------    ----------

Supplemental disclosures of cash flow
  information:

Cash paid during the period for:


      Interest                                     $    167,000   $   105,000
                                                    ===========    ==========

      Income taxes                                 $    294,000   $   202,000
                                                    ===========    ==========

Supplemental disclosures of non-cash
  investing and financing activities:


      Acquisition of fixed assets
        under capital leases                       $       -      $    92,000
                                                    ===========    ==========



           See Notes to Condensed Consolidated Financial Statements











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